                                                                    Exhibit 24.2

                               POWER OF ATTORNEY
                        FOR EXECUTING FORMS 3, 4 AND 5,
                       FORM 144 AND SCHEDULE 13D AND 13G

The undersigned  hereby constitutes  and appoints  each of  the Chief  Financial
Officer, Corporate Counsel and  Secretary and Controller of  Midstates Petroleum
Company,  Inc.  (the  "Company"),  with  full  power  of  substitution,  as  the undersigned's true and lawful attorneys-in-fact to:

     (1) Execute for and on behalf of the undersigned (a) any Form 3, Form 4 and
     Form 5 (including amendments thereto)  in accordance with Section 16(a)  of the Securities Exchange Act of  1934, as amended (the "Exchange  Act"), (b)
     Form  144  and (c)  Schedule  13D and  Schedule  13G (including  amendments thereto) in accordance with Sections  13(d) and 13(g) of the  Exchange Act, but only to the extent each  form or schedule relates to the  undersigned's
     beneficial  ownership  of  securities  of   the  Company  or  any  of   its
     subsidiaries;

     (2) Do and perform  any and all acts  for and on behalf  of the undersigned that may be necessary or desirable to complete and execute any Form 3, Form
     4, Form 5, Form 144, Schedule Act 13D or Schedule 13G (including amendments thereto) and  timely file  the forms  or schedules  with the Securities and
     Exchange  Commission  and  any stock  exchange  or  quotation system,  self
     -regulatory  association or  any other  authority, and  provide a  copy as required by law or advisable to such persons as the attorney-in-fact  deems appropriate; and

     (3) Take any  other action in  connection with the  foregoing that, in  the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or  legally required  of the  undersigned, it  being understood that the documents executed  by the  attorney-in-fact on  behalf of  the undersigned pursuant to this Power of Attorney  shall be in the form and  shall contain the  terms  and  conditions  as the  attorney-in-fact  may  approve  in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorneys-in-fact full power and  authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of  any of the  rights and powers  herein granted, as  fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution  or revocation, hereby ratifying and  confirming all that the attorneys-in-fact shall lawfully  do or cause to be done  by virtue of  this  Power of  Attorney  and the  rights  and powers  granted  herein.  The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at  the  request  of the  undersigned,  are  not assuming  (nor  is  the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The  undersigned  agrees  that  the  attorneys-in-fact  may  rely  entirely   on
information  furnished  orally or  in  writing by  or  at the  direction  of the undersigned to the attorneys-in-fact.  The undersigned also agrees to  indemnify and hold  harmless the  Company. and  the attorneys-in-fact  against any losses, claims, damages or liabilities (or actions in these respects) that arise out  of or are based upon any untrue  statements or omissions of necessary facts  in the information provided by or at the direction of the undersigned, or upon the lack of timeliness  in the  delivery of  information by  or at  the direction  of the undersigned, to the attorneys-in fact for purposes of executing,  acknowledging, delivering  or filing  a Form  3, Form  4, Form  5, Form  144, Schedule  13D or
Schedule 13G (including amendments thereto) and agrees to reimburse the  Company and the attorneys-in-fact on demand  for any legal or other  expenses reasonably incurred in connection  with investigating or  defending against any  such loss, claim, damage, liability or action.

This  Power  of  Attorney  shall  remain in  full  force  and  effect  until the undersigned is  no longer  required to  file Form  3, Form  4, Form 5, Form 144,
Schedule 13D and Schedule 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the  Company, unless earlier revoked by the undersigned  in a signed writing delivered to  the attorneys-in-fact.  This Power  of Attorney does  not revoke any  other power of attorney that the undersigned has previously granted.

IN WITNESS  WHEREOF, the  undersigned has  caused this  Power of  Attorney to be executed as of the date written below.

First Reserve GP XII, L.P.

By:     First Reserve GP XII Limited, its general partner

By:     /s/ Anne E. Gold
        -----------------------------------
Name:   Anne E. Gold
Title:  Chief Compliance Officer, Secretary
Date:   March 14, 2012